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                                                                   Exhibit 23.05


                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Transaction Systems Architects, Inc. on Form S-4 of our report on Grapevine Systems, Inc.'s financial statements as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, dated February 9, 1996, appearing in the Prospectus Supplement, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Supplement.

Deloitte & Touche LLP

Omaha, NE
August 8, 1996